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                                                                   EXHIBIT 11.1


                              CHEMTRAK INCORPORATED

                     COMPUTATION OF INCOME (LOSS) PER SHARE




                                                   Three months ended               Nine months ended
                                                      September 30,                   September 30,
                                               --------------------------      ----------------------------
                                                   1997           1996             1997             1996
                                               ----------     -----------      -----------      -----------
Weighted average common shares outstanding     13,081,000      10,192,000       12,673,000        9,808,000
                                               ==========     ===========      ===========      ===========

Net Income (loss)                              $  161,000     $(2,087,000)     $(2,788,000)     $(6,372,000)
                                               ==========     ===========      ===========      ===========

Net Income (loss) per share                    $     0.01     $     (0.20)     $     (0.22)     $     (0.65)
                                               ==========     ===========      ===========      ===========